EXHIBIT 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of January 24,  2018 by and among REAL INDUSTRY, INC., a Delaware corporation (“Grantor”), and 210/RELY CAPITAL, LP,  a Texas limited partnership, as DIP Agent for the benefit of the DIP Lenders (defined below), as secured party (in such capacity, the “Secured Party”).

WHEREAS,  SGGH, LLC, a Delaware limited liability company and Cosmedicine LLC, a Delaware limited liability company (collectively, “Subsidiaries”, and each, a “Subsidiary”) are direct or indirect Subsidiaries of Grantor.

WHEREAS,  Grantor is a debtor under that certain bankruptcy Case Number 17-12464-KJC pending in the United States Bankruptcy Court for the District of Delaware.

WHEREAS,  Grantor,  Secured Party and the lenders from time to time party thereto (collectively, the “DIP Lenders”) have entered into a debtor-in-possession credit facility (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “DIP Credit Facility”; unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the DIP Credit Facility)  executed by Grantor and confirmed by the DIP Order;

WHEREAS, it is a condition precedent to the obligations of the DIP Lenders and Secured Party to enter into the DIP Credit Facility and to provide loans and other financial accommodations thereunder that Grantor execute and deliver to the Secured Party a pledge and security agreement in substantially the form hereof; and

WHEREAS, the Grantor wishes to grant security interests in favor of the Secured Party as herein provided.

NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.
1.1 All capitalized terms used herein without definition shall have the respective meanings provided therefor in the DIP Credit Facility.

1.2 The term “NYUCC”, as used herein, means the Uniform Commercial Code as in effect from time to time in the State of New York. All terms defined in the NYUCC and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9.

1.3 The term “Secured Obligations”, as used herein, means, with respect to Grantor, all Obligations of Grantor now or hereafter incurred pursuant to the documents executed in connection with the DIP Credit Facility (collectively, the “Credit Documents”, and each, a “Credit Document”) to which Grantor is now or may at any time hereafter be a party.

2. Grant of Security Interest. To secure the timely payment and performance in full of all of the Secured Obligations,  Grantor hereby pledges to the Secured Party, and grants to the Secured Party a security interest in, all of the following properties, assets and rights of Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”):

(a) all goods (including, without limitation, inventory, equipment and any accessions thereto),
(b) all instruments (including, without limitation, promissory notes),
(c) all documents,
(d) all accounts (including, without limitation, health-care-insurance receivables),
(e) all chattel paper (whether tangible or electronic),
(f) all deposit accounts (other than the Excluded Account), including, without limitation, the deposit accounts listed on Schedule A hereto,
(g) all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing),
(h) all commercial tort claims, if any, set forth on Schedule B hereto,
(i) all supporting obligations,
(j) all contract rights or rights to the payment of money, insurance claims and proceeds,
(k) all general intangibles, including, without limitation, all payment intangibles;

(l) all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, software, source code, domain names, concepts, discoveries, improvements and ideas, whether or not patentable or copyrightable, know-how, technology, engineering drawings, diagrams, designs, design information, trade secrets, formulas, processes, procedures, customer lists, databases, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, reports, and other manufacturing, marketing, merchandising, selling, purchasing or accounting materials, data or

(m) information; all licenses, permits and agreements of any kind or nature pursuant to which the Grantor possess, use or have authority to possess or use property (whether tangible or intangible) of other persons or pursuant to which other persons possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantor; all books, records and recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all writings, plans, specifications and schematics; all other intellectual property; and all goodwill associated with any of the foregoing (collectively, “Intellectual Property”);

(n) all now existing and hereafter acquired or arising (a) shares of capital stock and other equity interests in any person, and other securities (certificated or uncertificated), security entitlements, securities accounts, commodity contracts, commodity accounts and other financial assets and investment property (including, without limitation, the equity interests described on Schedule C hereto), (b) cash dividends and cash distributions with respect to the foregoing (“Dividends”), (c) all non-cash dividends paid on capital securities, liquidating dividends paid on capital securities, shares of capital securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any capital securities constituting Collateral (excluding Dividends, “Distributions”), and (d) all certificates, agreements (including stockholders agreements, partnership agreements, operating agreements and limited liability company agreements), books, records, ledgers, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing; and

(o) all other personal property of Grantor of any kind, wherever located, whether now owned or hereafter acquired or arising.

3. Authorization to File Financing Statements. Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any applicable Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto against Grantor that (a) indicate the Collateral (i) as all assets of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the applicable jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Grantor agrees to furnish any such information to the Secured Party promptly upon request. Grantor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4. Other Actions. Further to insure the attachment, perfection and priority (subject to liens permitted under the DIP Credit Facility (collectively, the “Permitted Liens”, and each, a “Permitted Lien”)) of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral,  Grantor agrees, in each case at the Grantor’s own expense, to take the following actions with respect to the following Collateral:

4.1 Promissory Notes; Bills of Lading. If Grantor shall at any time hold or acquire any promissory notes, Grantor shall promptly notify the Secured Party thereof, and at the request of the Secured Party,  Grantor shall forthwith endorse, pledge and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.2 [Reserved].

4.3 Investment Property. If Grantor shall at any time hold or acquire any certificated securities, the Grantor shall forthwith endorse, pledge and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If Grantor shall at any time hold uncertificated membership interests in a limited liability company, then except with the prior written consent of the Secured Party, Grantor shall not (i) permit the terms of the operating agreement or other controlling document of such limited liability company to provide that such Equity Interests are “securities” governed by Article 8 of the UCC or (ii) issue certificates for such uncertificated membership interests. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Grantor is held by the Grantor or its nominee through a securities intermediary or commodity intermediary, the Grantor shall immediately give written notice to the Secured Party thereof and, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, cause such securities intermediary or commodity intermediary (as the case may be) to agree to comply with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, in each case without further consent of the Grantor or such nominee. The Secured Party agrees with the Grantor that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Credit Documents, would occur.

4.4 Collateral in the Possession of a Bailee. If any goods owned by Grantor is at any time in the possession of a bailee, the Grantor shall promptly notify the Secured Party thereof and, if requested by the Secured Party, shall use commercially reasonable efforts to obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and shall act upon the instructions of the Secured Party, without the further consent of the Grantor. The Secured Party agrees with the Grantor that the Secured Party shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantor with respect to the bailee.

4.5 Electronic Chattel Paper and Transferable Records. If Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor shall promptly notify the Secured Party thereof and, at the request of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under Section 9-105 of the NYUCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with the Grantor that the Secured Party will arrange, pursuant to procedures reasonably satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the NYUCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantor with respect to such electronic chattel paper or transferable record.

4.6 Letter of Credit Rights. If Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Grantor, the Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of any drawing under the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the DIP Credit Facility.

4.7 Commercial Tort Claims. If Grantor shall at any time hold or acquire a commercial tort claim for an amount which is greater than $100,000, the Grantor shall immediately notify the Secured Party in a writing signed by the Grantor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

4.8 Intellectual Property.
(a) [Reserved].

(b) Upon the application for registration by Grantor of  any patent, trademark or copyright, Grantor shall promptly notify the Secured Party of such issuance, and shall promptly execute and deliver any and all agreements, instruments, documents and papers the Secured Party may reasonably request to evidence the security interest of the Secured Party in such patent, trademark or copyright and the goodwill and general intangibles of Grantor relating thereto or represented thereby, including, without limitation, Memoranda of Copyright Security Interest in the form of Exhibit I hereto (“Copyright Security Memoranda”), Memoranda of Patent Security Interest in the form of Exhibit II hereto (“Patent Security Memoranda”) and Memoranda of Trademark and Service Mark Security Interest in the form of Exhibit III hereto (“Trademark Security Memoranda”), as applicable. Grantor hereby constitutes the Secured Party as its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power, being coupled with an interest, shall be irrevocable until the Secured Obligations are paid in full.

(c) Grantor shall preserve and maintain in all material respects rights in the Intellectual Property which is material to the conduct of its business and, upon and after the occurrence and during the continuance of an Event of Default, if requested by the Secured Party, use  commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable the Secured Party to exercise its remedies with respect to the Intellectual Property. Grantor shall not abandon any right to file a copyright, patent or trademark application that is material to the business of Grantor nor shall Grantor abandon any such pending copyright, patent or trademark application, or copyright, copyright license, patent, patent license, trademark or trademark license without the prior written consent of the Secured Party.

(d) Grantor hereby assigns, transfers and conveys to the Secured Party, effective upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all Intellectual Property owned or used by the Grantor, together with any goodwill associated therewith, all to the extent necessary to enable the Secured Party to realize on the Collateral (including, without limitation, completing production of, advertising for sale and selling the Collateral) and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of the Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to the Grantor by the Secured Party.

5. Other Actions as to any and all Collateral. Grantor further agrees to take any other action reasonably requested by the Secured Party to insure the attachment, perfection and first priority (subject to Permitted Liens) of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral including, without limitation, preparing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any applicable jurisdiction, (a) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral with a value of greater than $100,000,  (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral,  (c) using commercially reasonable efforts to obtain governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral,  (d) using commercially reasonable efforts to obtain waivers from landlords in form and substance reasonably satisfactory to the Secured Party,  (e) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction, (f) delivery to the Secured Party of stock certificates (and stock powers duly executed in blank in favor of the Secured Party) covering all of the securities or other financial assets described on Schedule C, and (g) if the Maturity Date is extended, at the time of such extension entering into with the Secured Party and a service company reasonably acceptable to the Secured Party and the Grantor, a contract requiring (i) the service company to file continuation statements and (ii) the Grantor to pay the cost of all filings and creation of continuation and termination statements.

6. Relation to Other Security Documents.

6.1 Rights and Remedies Not Exclusive. The provisions of this Agreement supplement the provisions of the other Credit Documents. Nothing contained in any such Credit Document shall derogate from any of the rights or remedies of the Secured Party hereunder. The provisions of this Agreement shall be read and construed with the other Security Documents referred to below in the manner so indicated.

6.2 Copyright, Trademark and Patent Security Filings. If required by the Secured Party, concurrently herewith the Grantor is also executing and delivering to the Secured Party, or may be required hereafter to execute and deliver to the Secured Party, one or more Copyright Security Memoranda,  Patent Security Memoranda and Trademark Security Memoranda. The provisions of such Copyright Security Memoranda,  Patent Security Memoranda and Trademark Security Memoranda are supplemental to the provisions of this Agreement, and nothing contained in any thereof shall derogate from any of the rights or remedies of the Secured Party hereunder. Neither the delivery of, nor anything contained in, any of such memoranda shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

7. Representations and Warranties Concerning Grantor’s Legal Status. Grantor represents and warrants to the Secured Party as of the date hereof as follows: (a) the Grantor’s exact legal name is that indicated on Schedule D and on the signature page hereof, (b) the Grantor is an organization of the type and organized in the jurisdiction set forth in the Schedule D,  (c) Schedule D accurately sets forth the Grantor’s organizational identification number or accurately states that the Grantor has none, (d) Schedule D accurately sets forth the Grantor’s place of business or, if more than one, its chief executive office as well as the Grantor’s mailing address if different and (e) all other information set forth on Schedule D pertaining to the Grantor is accurate and complete in all material respects.

8. Covenants Concerning Grantor’s Legal Status. Grantor covenants with the Secured Party as follows: (a) without the prior written consent of the Secured Party (such consent not to be unreasonably withheld),  the Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Grantor does not have an organizational identification number and later obtains one, the Grantor shall forthwith notify the Secured Party of such organizational identification number, and (c) without the prior written consent of the Secured Party,  the Grantor will not change its type of organization or jurisdiction of organization.

9. Representations and Warranties Concerning Collateral. Grantor further represents and warrants to the Secured Party  as of the date hereof as follows: (a) the Grantor is the owner of or has other rights in or power to transfer the Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and Permitted Liens,  (b) there exists no “adverse claim” as defined in Section 8-102 of the NYUCC with respect to the capital stock or other equity interests listed on Schedule C or any other Collateral which constitutes a financial asset as defined in such Section 8-102,  (c) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9‑102(a)(34) of the NYUCC,  (d) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral,  (e) the Grantor holds no commercial tort claim except as indicated on Schedule B hereto as modified from time to time, (f) the Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, except where the noncompliance with which could not reasonably be expected to have a Material Adverse Change, and (g) all other information set forth on the Schedules pertaining to the Collateral is accurate and complete in all material respects.

10. Covenants Concerning Collateral Etc. Grantor further covenants with the Secured Party as follows: (a) except for the security interest herein granted and Permitted Liens the Grantor shall be the owner of or have other rights in the Collateral free from any lien, security interest or other encumbrance, and the Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party,  (b) the Grantor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Secured Party except for Permitted Liens,  (c) the Grantor will not use the Collateral in violation in any material respect of any policy of insurance thereon, (d) the Grantor, at Grantor’s sole cost, will permit the Secured Party, or its designee, to inspect the Collateral, wherever located, at any reasonable time during business hours as often as may be warranted in the reasonable credit judgment of Secured Party, provided that,  (i) in the absence of an Event of Default,  Secured Party shall give Grantor one (1) Business Day’s prior notice of such inspection; and (ii) during the existence and continuance of any Event of Default, no prior notice of any such inspection by Secured Party to Grantor shall be required, (e) the Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement other than any taxes contested in good faith and for which appropriate reserves have been established by the Grantor,  (f) the Grantor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, except where the noncompliance with which could not reasonably be expected to have a Material Adverse Change, and (g) the Grantor will not sell or otherwise Dispose, or offer to sell or otherwise Dispose, of the Collateral or any interest therein except as permitted by the DIP Credit Facility.

11. Insurance.

11.1 Maintenance of Insurance. Grantor shall maintain insurance at all times in accordance with the applicable provisions of the DIP Credit Facility. All property damage and casualty insurance (or an endorsement thereto) shall name the Secured Party as loss payee/mortgagee, all liability insurance (or an endorsement thereto) shall name the Secured Party as an additional insured and all business interruption insurance (or an endorsement thereto) shall name the Secured Party as assignee.

11.2 Insurance Proceeds. The proceeds of any property or casualty insurance in respect of any casualty loss to any of the Collateral shall be paid, held and applied in accordance with the applicable provisions of the DIP Credit Facility.

11.3 Notice of Cancellation etc. No policies of property and casualty insurance shall be cancelled without at least 30 days’ prior written cancellation notice to the Secured Party. In the event of failure by Grantor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Grantor. Grantor shall furnish the Secured Party upon its request with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

12. Collateral Protection Expenses; Preservation of Collateral.

12.1 Expenses Incurred by the Secured Party. In its reasonable discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if Grantor fails to do so, insurance premiums. Grantor agrees to reimburse the Secured Party on demand for any and all expenditures so made. The Secured Party shall have no obligation to the Grantor to make any such expenditures, nor shall the making thereof relieve the Grantor of any default. Any expenses incurred under this Section 12 shall constitute Secured Obligations.

12.2 Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, Grantor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Grantor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

13. Securities and Deposits. The Secured Party may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Secured Obligations. Whether or not any Secured Obligations are due, the Secured Party may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of the Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Grantor may at any time be applied to or set off against any of the Secured Obligations then due and owing.

14. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, Grantor shall, at the request of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured

Party as its agent therefor, and the Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Grantor, so notify account debtors and other persons obligated on Collateral. If an Event of Default shall have occurred and is continuing, after the making of such a request or the giving of any such notification, Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Grantor as trustee for the Secured Party without commingling the same with other funds of the Grantor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Secured Obligations, such proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them.

15. Investment Property; Event of Default.

15.1 Further Assurances. The Grantor, at their cost and expense (including the cost and expense of any of the following referenced consents and approvals) will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Secured Party may reasonably request during the continuance of an Event of Default in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other official body or other person necessary or appropriate for the effective exercise of any rights hereunder or under the other Credit Documents. Without limiting the generality of the foregoing, Grantor agrees that in the event the Secured Party shall exercise its rights hereunder or pursuant to the other Credit Documents during the continuance of an Event of Default, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, the Grantor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Secured Party requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Secured Party and any other persons in making any application for the prior consent or approval of any official body or any other person to the exercise by the Secured Party or any such rights relating to all or any of the Collateral.

15.2 Dividends and Distributions. Grantor agrees, promptly upon the occurrence and continuance of an Event of Default and without any request therefor by the Secured Party (i) to deliver (properly endorsed where required hereby or requested by the Secured Party) to the Secured Party all Dividends and Distributions with respect to investment property and all proceeds of the Collateral, in each case thereafter received by the Grantor, all of which shall be held by the Secured Party as additional Collateral, and (ii) with respect to Collateral consisting of general partner interests or limited liability company interests, to make modifications to all necessary documents to admit the Secured Party as a general partner or member, respectively. All Dividends,  Distributions, interest, principal, cash payments, payment intangibles and proceeds which may at any time and from time to time be held by Grantor but which the Grantor is then obligated to deliver to the Secured Party, shall, until delivery to the Secured Party, be held by the Grantor separate and apart from its other property in trust for the Secured Party.

15.3 Voting Rights. Grantor agrees promptly upon the occurrence and continuance of an Event of Default (i) that the Secured Party may exercise (to the exclusion of the Grantor) the voting power and all other incidental rights of ownership with respect to any Collateral constituting investment property of the Grantor and the Grantor hereby grants the Secured Party an irrevocable proxy, exercisable under such circumstances, to vote such investment property; and (ii) that it shall promptly deliver to the Secured Party such additional proxies and other documents as may be necessary to allow the Secured Party to exercise such voting power. Except when an Event of Default has occurred and is continuing, the Grantor may continue to vote all investment property included in the Collateral; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Grantor that would violate any provision of any Credit Document. Grantor agrees promptly upon the occurrence and continuance of an Event of Default and without any request therefor by the Secured Party, with respect to Collateral consisting of general partner interests or limited liability company interests, to make modifications to all necessary documents to admit the Secured Party as a general partner or member, respectively.    The Secured Party hereby agrees that it shall not exercise any of the powers granted to the Secured Party in this Section which would have the result of directly or indirectly prohibiting or restricting any transaction of any Alloy Debtor or its Subsidiaries, so long as such transaction of such Alloy Debtor is not prohibited by any order of the Bankruptcy Court or the terms of the DIP Credit Facility.

15.4 Compliance With Securities Laws. Grantor hereby acknowledges that the sale by the Secured Party of any investment property pursuant to the terms hereof in compliance with the Securities Exchange Act of 1934, as amended (the “Securities Act”), as well as applicable “Blue Sky” or other state securities laws, may require strict limitations as to the manner in which the Secured Party or any subsequent transferee of the investment property may dispose thereof. Grantor acknowledges and agrees that, to protect the Secured Party’s interests, it may be necessary to sell the investment property at a price less than the maximum price attainable if a sale were delayed or made in another manner, such as a public offering under the Securities Act. The Grantor does not have an objection to a sale in such manner and Grantor agrees that the Secured Party does not have an obligation to obtain the maximum possible price for all or any part of the investment property. Without limiting the generality of the foregoing, Grantor agrees that the Secured Party may, pursuant to the terms hereof and subject to applicable law, from time to time attempt to sell all or any part of the investment property by a private placement, restricting the bidders and prospective purchasers to those persons who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Secured Party may solicit offers to buy the investment property or any part thereof for cash from a limited number of investors deemed by the Secured Party, in its reasonable judgment, to be institutional investors or other responsible persons who might be interested in purchasing the investment property. If the Secured Party shall solicit such offers, then acceptance by the Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

16. Power of Attorney.

16.1 Appointment and Powers of the Secured Party. To the fullest extent permitted by applicable law, Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorney the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

(a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the NYUCC and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do at the Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that the Grantor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature.

16.2 Ratification by Grantor. To the extent permitted by law, Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

16.3 No Duty on the Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.    The Secured Party hereby agrees that it shall not exercise any of the powers granted to the Secured Party in this Section which would have the result of directly or indirectly prohibiting or restricting any transaction of any Alloy Debtor or its Subsidiaries, so long as such transaction of such Alloy Debtor is not prohibited by any order of the Bankruptcy Court or the terms of the DIP Credit Facility.

17. Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party may, without notice to or demand upon the Grantor, have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the NYUCC or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its reasonable discretion require the Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Grantor’ principal office(s) or at such other locations that is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Grantor at least ten Business Days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Grantor hereby acknowledges that ten (10) Business Days’ prior written notice of such sale or sales shall be reasonable notice. In addition, Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

18. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against

Collateral,  (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of the Collateral,  (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 18 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 18. Without limitation upon the foregoing, nothing contained in this Section 18 shall be construed to grant any rights to the Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 18.

19. No Oral Change; Amendments; Security Agreement Supplements for Additional Grantor. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantor and the Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, additional persons may become Grantor under this Agreement without consent of any other Grantor through execution and delivery to the Secured Party of an Assumption Agreement in the form of Annex 1 hereto or any other form of supplement reasonably acceptable to the Secured Party. Nothing in this Section 19 shall be construed to permit Grantor to form a Subsidiary unless expressly permitted to do so under the DIP Credit Facility.

20. Suretyship Waivers by Grantor. Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, after the occurrence and during the continuation of an Event of Default,  Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 12.2. Grantor further waives any and all other suretyship defenses.

21. Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.

22. Proceeds of Dispositions; Expenses. The Grantor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights under or in respect of any of the Secured Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Secured Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Secured Obligations in such order as is provided in the DIP Credit Facility, proper allowance and provision being made for any Secured Obligations not then due. Upon the final payment and satisfaction in full of all of the Secured Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC, any excess shall be returned to the Grantor, and the Grantor shall remain liable for any deficiency in the payment of the Secured Obligations.

23. Overdue Amounts. Until paid, all amounts due and payable by the Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the applicable rate of interest set forth in the DIP Credit Facility.

24. Termination. This Agreement and the liens and security interests granted hereunder shall not terminate until the termination of the DIP Credit Facility and the full and complete performance and indefeasible satisfaction of all the Secured Obligations (other than contingent indemnification obligations), whereupon the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to or on the order of the Grantor. The Secured Party shall also execute and deliver to Grantor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by Grantor to effect the termination and release of the liens and security interests in favor of the Secured Party affecting the Collateral.

25. Governing Law; Consent to Jurisdiction.

(a) THIS AGREEMENT, SUBJECT TO THE BANKRUPTCY CODE, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (EXCEPT WHEN LOCAL OR STATE LAW IS REQUIRED FOR PERFECTION OF LIENS). EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE BANKRUPTCY COURT AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS AND THE OBLIGATIONS BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW,  (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS AND THE OBLIGATIONS BROUGHT IN SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE COURT IN ANY SUCH

LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, AND (E) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATIONS SHALL BE BROUGHT IN THE BANKRUPTCY COURT. IF (I) THE CHAPTER 11 CASE IS DISMISSED OR (II) THE BANKRUPTCY COURT ABSTAINS FROM HEARING, OR REFUSES TO EXERCISE JURISDICTION OVER, ANY ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS OR IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, THEN GRANTOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO SECURED PARTY’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GRANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

26. Waiver of Jury Trial. GRANTOR AND SECURED PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

27. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, or other electronic means) and shall be given to such party at its address, e-mail address or facsimile number set forth below or at such other address, e-mail address or facsimile number as such party may hereafter specify for the purpose by notice to Secured Party and Grantor. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section, (b) if given by e-mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement)  or (c) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.:

if to the Secured Party, to:

210/RELY Capital, LP

8214 Westchester Drive, Suite 950

Dallas, TX 75225

Attn: Robert H. Alpert

Email: rha@210capital.net

Fax: (214) 602-6125

with a copy to:

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Attention: Paul Amiel

Email: paul.amiel@haynesboone.com

Fax: (214) 200-0555

if to Grantor, to:

Real Industry, Inc.

3700 Park East Drive, Suite 300

Beechwood, OH 44122

with a copy to:

Morrison & Foerster LLP

250 West 55th Street

New York, 10019-9601

Attn: Min W. Heo

Fax: (212) 468-7900

Email: mheo@mofo.com

28. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of manually executed counterparts of this Agreement shall immediately follow delivery by telecopy or other electronic means, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

29. Conflicting Terms. Notwithstanding anything contained herein, in the case of any conflict of terms contained herein with those terms set forth in the DIP Credit Facility, the terms of the DIP Credit Facility shall govern.

30. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Grantor and their respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Grantor acknowledges receipt of a copy of this Agreement.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows.]

IN WITNESS WHEREOF,  intending to be legally bound. Grantor and the Secured Party have caused this Agreement to be duly executed as of the date first above written.

GRANTOR:
REAL INDUSTRY, INC., a Delaware corporation
By:	/s/ Michael J. Hobey
	Name:	Michael J. Hobey
	Title:	Interim CEO, President and CFO

SECURED PARTY:

210/RELY CAPITAL, LP, a Texas limited partnership, as DIP Agent

By: 210/RELY INVESTMENT, LLC, a Texas limited liability company, its general partner

By: /s/ Robert H. Alpert

Robert H. Alpert, Principal